Exhibit 32.2








                            CERTIFICATION PURSUANT TO
                               18 U.S.C. ss. 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Current Report on Form 8-K of Bidville, Inc. (formerly American Recreational Enterprises, Inc.) (Company) on Form 8-K (Report) which includes the financial statements of NoBidding, Inc. for the years ended December 31, 2002 and 2001, the period from January 1, 2003 through August 25, 2003 (date of change in control of NoBidding, Inc.) and the period from August 25, 2003 (date of change in control of NoBidding, Inc.) through September 30, 2003, as filed with the Securities and Exchange Commission on the date hereof. I, Robert W. Pearce, Chief Financial Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of NoBidding, Inc.








/s/ Robert W. Pearce
---------------------------------------
Robert W. Pearce
Chief Financial Officer
(or equivalent thereof)

Dated: December 16, 2003